As filed with the Securities and Exchange Commission on January 4, 2024
Registration No.333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT (NO. 333-267235)
UNDER
THE SECURITIES ACT OF 1933

FREYR Battery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-3205861
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
6&8 East Court Square, Suite 300
Newnan, Georgia 30263
(678) 632-3112

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Oscar K. Brown
6&8 East Court Square, Suite 300
Newnan, Georgia 30263
(678) 632-3112

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Danny Tricot, Esq.
Denis Klimentchenko, Esq.
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate London, EC2N 4BQ
+44 20 7519 70000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement on Form S-3 (File No. 333-267235) (as amended, the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933 (the “Securities Act”) by FREYR Battery, Inc. (“FREYR Delaware” or the “Company”) as the successor to FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (“FREYR” or the “Predecessor Registrant”). Effective December 31, 2023, FREYR changed its jurisdiction of incorporation from Luxembourg to the State of Delaware (the “Redomiciliation”) and changed its legal name to FREYR Battery, Inc. FREYR Delaware expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”). For the purposes of this Amendment and the Registration Statement, references to the “Company,” “FREYR,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Redomiciliation, FREYR Battery and, as of any time after the Redomiciliation, FREYR Battery, Inc., and where appropriate, their respective wholly owned subsidiaries. The information contained in this Amendment sets forth additional information to reflect the Redomiciliation. All documents filed by the Predecessor Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Redomiciliation will not reflect the change in our name, jurisdiction or capital structure.
For additional information regarding the Redomiciliation, please see “Special Note Regarding the Redomiciliation” in the prospectus.

STATEMENT PURSUANT TO RULE 429

The registrant is filing a single prospectus in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933 (the “Securities Act”). The prospectus is a combined prospectus relating to: (1) the offering, issuance and sale by FREYR Delaware of up to $500,000,000 in the aggregate of the securities identified on the cover of this prospectus from time to time in one or more offerings; and (2) (i) 24,624,894 shares of the Company’s Common Stock issuable upon exercise of warrants of FREYR Delaware, (ii) the resale of an additional 93,639,989 shares of Common Stock of the Company (including 22,349,496 shares of Common Stock issuable upon exercise of warrants of the Company) and (iii) the resale of warrants exercisable for up to 10,000,000 shares of Common Stock, which were previously registered by the Registration Statement on Form S-1 (File No. 333-258607) originally filed with the SEC on August 9, 2021 and subsequently declared effective, as amended and/or supplemented (the “Prior Registration Statement”). Pursuant to Rule 429 under the Securities Act, this Registration Statement on Form S-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2024

PRELIMINARY PROSPECTUS

FREYR Battery, Inc.

$500,000,000 Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Purchase Units Offered by FREYR Battery, Inc.

24,624,894 Shares of Common Stock Offered by FREYR Battery, Inc.

93,639,989 Shares of Common Stock
10,000,000 Warrants to Purchase Common Stock
Offered by Selling Securityholders

We may from time to time offer and sell shares of common stock, preferred stock, debt securities, warrants, subscription rights and purchase units. This prospectus also relates to (i) the offer and sale of 24,624,894 shares of Common Stock issuable upon exercise of warrants, (ii) the resale from time to time by the selling securityholders identified in this prospectus of an additional 93,639,989 shares of Common Stock (including 22,349,496 shares of Common Stock issuable upon exercise of our warrants) and (iii) the resale from time to time by the selling securityholders of warrants exercisable for up to 10,000,000 shares of our Common Stock.
This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or recapitalizations. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of the securities offered by them hereby. We will receive proceeds from FREYR Delaware Warrants covered by this Registration Statement in the event that such FREYR Delaware Warrants are exercised for cash.
The selling securityholders will pay all underwriting discounts and selling commissions, if any, in connection with their sale of our Common Stock and warrants. We have agreed to pay certain expenses in connection with this Registration Statement and to indemnify the selling securityholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of our Common Stock or warrants held by the selling securityholders.
This prospectus provides you with a general description of the securities and the general manner in which we and the selling securityholders may offer or sell the applicable securities. We will provide the specific prices and terms of these securities in one or more prospectus supplements to this prospectus at the time of offering. For general information about the distribution of securities offered by us and the selling securityholders, see “Plan of Distribution for Securities Offered by Us” and “Plan of Distribution for Securities Offered by Selling Securityholders”. You should read this prospectus and any accompanying prospectus supplement before you invest.
Our Common Stock and FREYR Delaware Warrants are listed on the NYSE under the symbols FREY and FREY WS, respectively. On January 3, 2024, the closing price of our Common Stock was $1.87 and the closing price of our publicly traded warrants was $0.17.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date or as of any earlier date as of which information is given.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.

This prospectus also relates to the offer and sale of:

(i) 14,624,894 shares of Common Stock issuable upon the exercise of warrants, with such warrants, prior to the Redomiciliation, being exercisable for Ordinary Shares, issued in connection with the Business Combination (as defined below) in exchange for public warrants issued as part of the units in Alussa’s (as defined below) initial public offering (the “FREYR Delaware Public Warrants”); and

(ii) 10,000,000 shares of Common Stock issuable upon the exercise of warrants, with such warrants, prior to the Redomciliation, (x) being exercisable for Ordinary Shares, issued in connection with the Business Combination in exchange for private placement warrants to purchase Class A ordinary shares of Alussa and (y) Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan (collectively, the “FREYR Delaware Private Warrants”),which Common Stock were originally registered as Ordinary Shares on the Registration Statement on Form S-4 (File No. 333-254743) (the “S-4 Registration Statement”) and subsequently registered in the Registration Statement on Form S-1 (File No. 333-258607) originally filed with the SEC on August 9, 2021 and subsequently declared effective, as amended and/or supplemented (the “Prior Registration Statement”).

In addition, the securities offered for resale from time to time by the selling securityholders named in this prospectus hereunder include:

(i) an aggregate of 45,550,432 shares of Common Stock originally issued as Ordinary Shares (the “PIPE Shares”) in a private placement immediately prior to the closing of the Business Combination,
(ii) securities issued to former securityholders of FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”) in connection with the Business Combination pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), consisting of 37,452,359 shares of Common Stock originally issued as Ordinary Shares in exchange for ordinary shares of FREYR Legacy, 2,589,394 shares of Common Stock (originally issued as Ordinary Shares) issuable upon the exercise of warrants issued in exchange for warrants to purchase ordinary shares of FREYR Legacy, and 1,489,500 shares of Common Stock originally issued as Ordinary Shares issued in exchange for preferred shares of FREYR Legacy, and
(iii) securities that were registered in the S-4 Registration Statement and the Prior Registration Statement, consisting of 7,187,500 shares of Common Stock originally issued as Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Alussa initially purchased by the Alussa Energy Sponsor LLC (“Sponsor”) in a private placement prior to the initial public offering of Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), 10,000,000 shares of Common Stock, originally issuable as Ordinary Shares upon the exercise of FREYR Private Warrants prior to the Redomiciliation, issuable upon the exercise of the FREYR Delaware Private Warrants and 10,000,000 FREYR Delaware Private Warrants.
We will not receive any proceeds from the sale by such Selling Securityholders (as defined below) of the securities offered by them described in this prospectus. We will receive proceeds from FREYR Delaware Warrants covered by this Registration Statement in the event that such FREYR Delaware Warrants are exercised for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “FREYR Legacy” refers to FREYR AS, a company organized under the laws of Norway, and their consolidated subsidiaries, and the term “Alussa” refers to Alussa Energy Acquisition Corp., a Cayman Islands exempted company. For the purposes of this Amendment and the Registration Statement, references to the “Company,” “FREYR,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Redomiciliation, FREYR Battery and, as of any time after the Redomiciliation, FREYR Battery, Inc., and where appropriate, their respective wholly owned subsidiaries. In this document:
“Alussa” means Alussa Energy Acquisition Corp., a Cayman Islands exempted company.
“Alussa Articles” means the Amended and Restated Memorandum and Articles of Association of Alussa adopted on November 25, 2019.
“Alussa Public Warrant” means each whole warrant (other than the Private Placement Warrants), entitling the holder thereof to purchase one Alussa Class A ordinary share at a price of $11.50 per share as issued by Alussa as part of its initial public offering on November 25, 2019.
“Alussa Units” means the Alussa units issued in the IPO, each consisting of one Class A ordinary share and one-half of one Alussa Public Warrant.
“Alussa Warrants” means Private Placement Warrants and Alussa Public Warrants, collectively.
“Base Consideration” means $410,550,000.
“Business Combination” or “Transactions” means the Business Combination Mergers and the other transactions contemplated by the Business Combination Agreement.
“Business Combination Mergers” means the Cayman Merger, the Norway Merger and the Cross-Border Merger.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 29, 2021, as it may be amended from time to time, by and among Alussa, the Purchaser Representative, FREYR Legacy, the Shareholder Representative, FREYR, the Merger Subs and the Major Shareholders.
“Cayman Companies Act” means the Companies Act (2021 Revision), as amended, of the Cayman Islands.
“Cayman Merger” means the merger pursuant to the terms of the Business Combination Agreement and the Plan of Merger whereby Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity.
“Cayman Merger Sub” means Adama Charlie Sub, a Cayman Islands exempted company.
“Class A ordinary shares” means the class A ordinary shares of Alussa, par value $0.0001 per share.
“Class B ordinary shares” means the class B ordinary shares of Alussa, par value $0.0001 per share.
“Closing” means the closing of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Draft Terms of Cross Border Merger” means the Common Draft Terms of Cross-Border Merger, dated as of September 29, 2023, by and between FREYR and FREYR Delaware.
“Common Stock” means the common stock of FREYR Delaware, par value of $0.01 per share.
“Company Preferred Share Transferors” means Encompass Capital Master Fund LP, BEMAP Master Fund Ltd. and Encompass Capital E L Master Fund L.P.
“Cross-Border Merger” means the merger pursuant to the terms of the Business Combination Agreement whereby Norway Merger Sub 1 merged with and into FREYR, with FREYR continuing as the surviving entity.
“DGCL” means the Delaware General Corporation Law.
“EDGE Global” means EDGE Global LLC.
“Effective Time” means December 31, 2023 at 11:59:59 PM, Luxembourg time, the effective time of the Merger between FREYR and FREYR Delaware.

“Encompass” means Encompass Capital Advisors LLC.
“Equity Consideration” means the Base Consideration plus or minus the Legal Cost Adjustment (as applicable).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the quotient obtained by dividing (a) the amount of the Equity Consideration divided by the lower of (i) the Redemption Price and (ii) the PIPE Price, by (b) the number of Aggregate Fully Diluted Company Shares (as defined in the Business Combination Agreement). The Exchange Ratio was 0.179038.
“First Closing” means the consummation of the Cayman Merger in accordance with the terms and subject to the conditions of the Business Combination Agreement.
“First Closing Date” means the date on which the First Closing actually occurred.
“FREYR” means FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 251199.
“FREYR Articles” means the articles of FREYR as of the date of the Closing (as amended from time to time and for the last time on November 26, 2021) unless otherwise provided herein.
“FREYR Battery, Inc.” means a Delaware corporation and the successor registrant to FREYR.
“FREYR Delaware Private Warrants” means the FREYR Private Warrants that became exercisable for Common Stock and assumed by FREYR Delaware at the Effective Time.
“FREYR Delaware Public Warrants” means the FREYR Public Warrants that became exercisable for Common Stock and assumed by FREYR Delaware at the Effective Time.
“FREYR Delaware Warrants” means the FREYR Delaware Private Warrants and the FREYR Delaware Public Warrants and any warrants issued to holders of FREYR Delaware warrants pursuant to the Merger Agreement and Common Draft Terms of Cross-Border Merger, collectively.
“FREYR Private Warrant” means (i) each one whole warrant issued in connection with the Business Combination in exchange for private placement warrants, entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the Private Placement Warrants and (ii) the FREYR Working Capital Warrants.
“FREYR Public Warrant” means each one whole warrant (other than the FREYR Private Warrants and FREYR Working Capital Warrants) entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share.
“FREYR Warrants” means FREYR Public Warrants, FREYR Private Warrants and any warrants issued to the holders of FREYR warrants pursuant to the Business Combination Agreement, collectively.
“FREYR Working Capital Warrant” means one whole warrant issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan, entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the Private Placement Warrants.
“FREYR Legacy” means FREYR AS, a private limited liability company organized under the laws of Norway.
“FREYR Legacy Ordinary Shares” means 209,196,827 ordinary shares of FREYR Legacy, each with a par value of, after giving effect of the Norway Demerger, NOK 0.00993 per share.
“IPO” means the initial public offering of Alussa Units consummated on November 29, 2019.
“Legal Cost Adjustment” means (i) to the extent the legal costs incurred in connection with the Transactions by FREYR Legacy up to the Second Closing Date (“FREYR Legal Costs”) exceed $5,500,000, an amount equal to the FREYR Legal Costs minus $5,500,000 (which amount shall be deducted from the consideration above) and (ii) to the extent the FREYR Legal Costs are less than $2,500,000, an amount equal to $2,500,000 minus the FREYR Legal Costs.

“Major Shareholders” means those certain shareholders of FREYR Legacy as set forth in the Business Combination Agreement, which include (i) ATS AS (in its capacity as a Major Shareholder), (ii) EDGE Global and (iii) entities affiliated with Teknovekst NUF.
“Merger” means the series of transactions whereby FREYR merged, pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, into FREYR Delaware, with FREYR Delaware surviving.
“Merger Agreement” means the Merger Agreement and Plan of Merger, dated as of October 13, 2023, by and between FREYR and FREYR Delaware.
“Merger Subs” means the Norway Merger Subs and Cayman Merger Sub.
“Norway Demerger” means the transfer of the FREYR Wind Business to SVPH prior to the First Closing, resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH.
“Norway Merger” means the merger pursuant to the terms of the Business Combination Agreement whereby FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity.
“Norway Merger Sub 1” means Norway Sub 1 AS, a private limited liability company organized under the laws of Norway.
“Norway Merger Sub 2” means Norway Sub 2 AS, a private limited liability company organized under the laws of Norway.
“Norway Merger Subs” means Norway Merger Sub 1 and Norway Merger Sub 2.
“NYSE” means The New York Stock Exchange.
“Ordinary Shares” means the ordinary shares of FREYR, without nominal value.
“PIPE Investment” means the sale and issuance to the PIPE Investors $600 million of FREYR Legacy Ordinary Shares, at the PIPE Price, immediately prior to the Second Closing, pursuant to the relevant subscription agreements.
“PIPE Investor” means those certain investors who entered into subscription agreements with Alussa and FREYR.
“PIPE Price” means $10.00 per FREYR Ordinary Share.
“Plan of Merger” means the plan of merger filed with the Registrar of Companies of the Cayman Islands in respect of the Cayman Merger and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act.
“Private Placement Warrants” means the 8,750,000 Alussa Warrants purchased by the Sponsor in a private placement at the time of the IPO for a purchase price of $1.00 per warrant, each of which was exercisable for one Class A ordinary share.
“Purchaser Representative” means the Sponsor in its capacity as the purchaser representative in accordance with the terms and conditions of the Business Combination Agreement.
“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount on deposit in the Trust Account two days prior to the completion of the Business Combination calculated in accordance with the Alussa Articles (as equitably adjusted for shares splits, shares dividends, combinations, recapitalizations and the like after the Closing).
“Registration Rights Agreement” means the registration rights agreement for the Major Shareholders and the Purchaser Representative in substantially the form attached hereto as Exhibit 4.5 and as an exhibit to the Business Combination Agreement.
“RESA” means Recueil Électronique des Sociétés et Associations of the Grand Duchy of Luxembourg.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Closing” means the consummation of the transactions contemplated under the Business Combination Agreement (other than the Cayman Merger, which occurred on the First Closing Date).
“Second Closing Date” means the date on which the Second Closing actually occurred.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
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“Shareholder Representative” means ATS AS, in the capacity as the representative for the Major Shareholders in accordance with the terms and conditions of the Business Combination Agreement.
“Sponsor” means Alussa Energy Sponsor LLC, a Delaware limited liability company.
“SVPH” means Sjonfjellet Vindpark Holding AS, a private limited liability company incorporated as a result of the Norway Demerger.
“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of warrants to the Sponsor in a private placement.
“$” means the currency in dollars of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. These factors include risks related to: (1) changes adversely affecting the battery industry and the development of existing or new technologies; (2) the failure of 24M Technologies, Inc. technology or our batteries to perform as expected; (3) our ability to manufacture battery cells and to develop and increase our production capacity in a cost-effective manner; (4) technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for our battery cells; (5) increases in the cost of electricity or raw materials and components.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.

Company Overview
Our mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. The global response to climate change is driving two notable trends: first, a shift from an energy system based on fossil fuels to an energy system based on renewable, intermittent sources of energy such as solar and wind power, and second, an increased electrification of existing transportation, energy and infrastructure systems. We believe that these two trends will drive substantially increased demand for electricity storage in general and the need for lithium-ion batteries in particular. Our initial focus is on production of the battery cell, which represents approximately 32% of battery value chain revenues and is one of the more energy intensive parts of the value chain. Our manufacturing platform will have the capabilities to host many types of battery specifications, as determined by customer demand, and will pursue (1) licensing-based partnerships to develop and enhance next-generation technology and (2) partnerships with conventional battery cell technology providers.
We are a development stage company with no revenue to date. FREYR incurred a net loss of approximately $99.1 million for the year ended December 31, 2022. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant production of our battery cells, which is not expected to occur until 2024, and may occur later.
FREYR was incorporated on January 20, 2021 for the purpose of effectuating the Business Combination.
FREYR was incorporated under the laws of Luxembourg as a public limited liability company (société anonyme).
FREYR Delaware was incorporated on August 31, 2023 as a Delaware corporation for the purpose of effectuating the Redomiciliation.
The Business Combination
FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”), previously consummated a merger pursuant to that certain Business Combination Agreement, dated January 29, 2021 (the “Business Combination Agreement”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), Alussa Energy Sponsor LLC (“Sponsor”), FREYR, FREYR Legacy, ATS AS (“Shareholder Representative”), Norway Sub 1 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 2”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”) and the shareholders of FREYR Legacy named therein (the “Major Shareholders”). In connection with the Business Combination, among other things, (i) prior to the First Closing, the FREYR Legacy’s wind farm business was transferred to Sjonfjellet Vindpark Holding AS (“SVPH”), a private limited liability company to be incorporated by way of the Norway Demerger resulting in such business being held by FREYR Legacy’s shareholders through SVPH, (ii) Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity and a wholly owned subsidiary of FREYR (the “Cayman Merger”), (iii) Alussa distributed all of its interests in Norway Merger Sub 1 to FREYR, (iv) FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity, (v) FREYR acquired all preferred shares of Norway Merger Sub 1 (issued in exchange for the FREYR Legacy convertible preferred shares as a part of the Norway Merger) from the Company Preferred Share Transferors in exchange for a number of newly issued shares of FREYR, and (vi) Norway Merger Sub 1 merged with and into FREYR, with FREYR continuing as the surviving entity (the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”).
The Private Placement
On January 29, 2021, Alussa and FREYR entered into the relevant subscription agreements with certain investors for the PIPE Investment, pursuant to which FREYR issued and sold to the PIPE Investors $600 million of FREYR Ordinary Shares, at a price of $10.00 per share for which PIPE Investors received 60,000,000 FREYR Ordinary Shares.
 Stock Exchange Listing
 The Common Stock and FREYR Delaware Warrants are currently listed on the NYSE under the symbols FREY and FREY WS, respectively.
Corporate Information

 The mailing address of FREYR Delaware’s registered and principal executive office is 6&8 East Court Square, Suite 300, Newnan, Georgia 30263. The telephone number of FREYR Delaware’s registered and principal executive office is (678) 632-3112.
Our investor relations website is located at ir.freyrbattery.com/overview/, and its news site located at ir.freyrbattery.com/ir-news, our Twitter account is located at https://twitter.com/freyrbattery?lang=en, our LinkedIn account is located at www.linkedin.com/company/freyrbattery, and our YouTube page is located at https://www.youtube.com/channel/UCo0NLMtaYsf2HfnDe6XtFLw. We use our investor relations website, our Twitter account, our LinkedIn account and our YouTube page to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our Twitter account, our LinkedIn account and our YouTube page, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, Twitter account, our LinkedIn account and our YouTube page and the information contained on each, or that can be accessed through each, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. We also make available, free of charge, on our investor relations website under “Financials — SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.
Special Note Regarding the Redomiciliation
We previously operated as FREYR Battery, a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (“FREYR” or the “Predecessor Registrant”). Effective December 31, 2023, we discontinued our existence as a Luxembourg public limited liability company and continued our existence as a corporation incorporated in the State of Delaware and became known as FREYR Battery, Inc. (“FREYR Delaware” or the “Company”). We refer to our discontinuance under Luxembourg law and our continuance under Delaware law as the “Redomiciliation”. When we refer to the “Company,” “FREYR,” the “Registrant,” “we,” “our,” “us” and similar terms, we mean, as of any time prior to the Redomiciliation, FREYR Battery and, as of any time after the Redomiciliation, FREYR Battery, Inc., and where appropriate, their respective wholly owned subsidiaries.
The Company and its subsidiaries continue to conduct all of the operations previously conducted by the Predecessor Registrant and its subsidiaries prior to the Merger and, as a result of the Merger, the consolidated assets and liabilities, operations and financial condition of the Company immediately after the Merger are the same as those of the Predecessor Registrant immediately prior to the Merger. Immediately prior to the Merger, the Company had no assets or liabilities other than nominal assets or liabilities. The directors and executive officers of the Company immediately following the Merger are the same individuals who were directors and executive officers, respectively, of the Predecessor Registrant immediately prior to the Merger.
The Company’s Common Stock and the FREYR Delaware Warrants are listed for trading on The New York Stock Exchange under the ticker symbol “FREY” and “FREY WS,” respectively.
Immediately prior to the Effective Time, (i) each issued and outstanding FREYR Ordinary Share immediately prior to the Effective Time were automatically cancelled and FREYR Delaware issued as consideration therefor new duly authorized, validly issued, fully paid and non-assessable common stock of FREYR Delaware to the shareholders of FREYR on a one-to-one basis, (ii) each outstanding warrant of FREYR exercisable for one (1) FREYR Ordinary Share at an exercise price of $11.50 became exercisable for one (1) Common Stock of FREYR Delaware and FREYR Delaware assumed FREYR’s rights and obligations thereto, on the same terms as those that governed the warrants immediately before the Effective Time, and each warrant of FREYR held by EDGE Global became exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that governed these warrants immediately before the Effective Time, (iii) all Ordinary Shares held in treasury by FREYR outstanding immediately prior to the Effective Time (the “Treasury Shares”) were ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares ceased to exist and no consideration was delivered in exchange thereafter, (iv) FREYR Delaware assumed the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR and (v) as a result of the Merger, at the Effective Time the Amended and Restated Certificate of Incorporation and Bylaws, copies of which are attached to this registration statement as Exhibits 3.1 and 3.2, respectively, came into effect.
As a result of the Redomiciliation, (i) the shareholders and warrant holders of FREYR became stockholders and warrant holders of FREYR Delaware, respectively, and their rights will be governed by Delaware law, (ii) FREYR ceased to exist as a matter of Luxembourg corporate law and all its shares were cancelled, (iii) all assets and liabilities of FREYR, as the absorbed company, were transferred to FREYR Delaware, as the absorbing company by way of universal succession (succession universelle) with the exception of shares held by FREYR in FREYR Delaware and the Treasury Shares (the “Excluded Assets”), (iv) FREYR Delaware was subrogated in all rights and obligations of FREYR towards third parties, (v) the rights and claims comprised in the assets of FREYR (excluding the Excluded Assets) were transferred to FREYR Delaware with all securities, either in rem or personal, attached thereto (vi) FREYR Delaware continued of the Effective Time to perform the obligations of FREYR under any agreements to which the latter is a party and (vii) any claims and debts existing as at the Effective Time between FREYR and FREYR Delaware were cancelled upon the completion of the Merger.

After the Redomiciliation, the number of shares of Common Stock and FREYR Delaware Warrants that stockholders owned in FREYR Delaware were the same as the number of Ordinary Shares and FREYR Warrants, respectively, they held in FREYR immediately prior to the Redomiciliation.

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”
The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in the Company. Additional risks and uncertainties not currently known to the Company or the Predecessor Registrant or which the Company or FREYR currently deem immaterial may also have a material adverse effect on the Company’s business, financial condition, results of operations, prospects and/or its stock price.
Risks Related to the Company’s Business
You should read and consider the risk factors specific to the Predecessor Registrant’s business that will continue to affect the Company’s business after completion of the Redomiciliation. These risks are described under the heading “Risk Factors” in FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are each incorporated by reference into this Registration Statement, and in other documents that are incorporated by reference into this Registration Statement.
Risks Related to the Company
The rights of stockholders under Delaware law may differ from the rights of shareholders under Luxembourg law.
Prior to the Redomiciliation, shareholder rights of FREYR arose under the laws of Luxembourg, as well as FREYR’s former articles of association. Upon effectiveness of the Redomiciliation, stockholder rights of the Company arose under Delaware law, as well as the Company’s organizational documents. The Company’s organizational documents and Delaware law contain provisions that differ in certain respects from those in FREYR’s former articles of association and Luxembourg law and, therefore, some stockholder rights changed.
Provisions in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws could impact change in control transactions.
In addition to protections afforded under the DGCL, the Company’s Amended and Restated Certificate of Incorporation and Bylaws will contain provisions that could have the effect of delaying or preventing changes in control or changes in management or the board of directors of FREYR Delaware (the “Board”). These provisions include:
•providing that vacancies on the board of directors including newly created directorships, may, except as otherwise required by law or if applicable, the rights of holders of a series of preferred shares, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director; and
•providing that the board of directors is expressly authorized to adopt, or to alter or amend or repeal the Company’s Amended and Restated Bylaws.
The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with FREYR Delaware or its directors or officers or other matters pertaining to FREYR Delaware’s internal affairs.
The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws will provide that, subject to limited exceptions and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of FREYR Delaware; (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of FREYR Delaware to FREYR Delaware or FREYR Delaware’s stockholders; (iii) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware arising out of or relating to any provision of the DGCL, the FREYR Delaware Amended and Restated Certificate of Incorporation or Bylaws; or (iv) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware governed by the internal affairs doctrine of the State of Delaware.

The forum selection provision in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Amended and Restated Certificate of Incorporation and Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our Amended and Restated Bylaws will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of FREYR Delaware will be deemed to have notice of and consented to these forum selection provisions; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FREYR Delaware or its directors, officers or other matters pertaining to FREYR Delaware’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, FREYR Delaware may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or operating results.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the financing of our operations or investments. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We cannot currently determine the price or prices at which such securities may be sold by the Selling Securityholders. We will not receive any of the proceeds from these sales. We will, however, receive up to an aggregate of approximately $283,186,281 from the exercise of the FREYR Delaware Public Warrants and FREYR Delaware Private Warrants, assuming the exercise in full of all of such FREYR Delaware Warrants for cash. We expect to use the net proceeds from the exercise of these FREYR Delaware Warrants for general corporate purposes. No assurances can be given that any FREYR Delaware Warrants will be exercised or that we will receive any cash proceeds upon such exercise if cashless exercise is available.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, any NYSE fees and fees and expenses of our counsel and our independent registered public accountants.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or any related free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of our Common Stock and preferred stock, together with the additional information we include in any applicable prospectus supplement and/or any related free writing prospectus, summarizes the material terms and provisions of the Common Stock and preferred stock that may be offered under this prospectus. The following summary of the material terms of our Common Stock and preferred stock is not intended to be a complete summary of the rights and preferences of such Common Stock and preferred stock. It is qualified by reference to our Amended and Restated Certificate of Incorporation and Bylaws as of December 31, 2023 and the Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents carefully.
Authorized Share Capital
FREYR Delaware’s authorized capital stock after completion of the Merger consists of (i) three hundred and fifty-five million (355,000,000) shares of Common Stock, par value $0.01 per share, and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share.
Common Stock
Shares Outstanding. Upon completion of the Merger, there were 139,705,234 shares of Common Stock issued and outstanding. All outstanding shares of Common Stock were fully paid and non-assessable. This means the full purchase price for the outstanding Common Stock were paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional Common Stock that FREYR Delaware may issue in the future will also be fully paid and non-assessable.
Dividends. Subject to prior dividend rights of the holders of any preferred stock and any other class or series of shares having a preference as to dividends over Common Stock, holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the FREYR Delaware board, out of funds legally available for that purpose.
Voting Rights. Each outstanding share of Common Stock is entitled to one vote per share on each matter to be voted on by the holders of Common Stock. The holders of Common Stock are not entitled to cumulative voting of their shares in elections of directors.
Other Rights. In the event of any liquidation, dissolution or winding up (either voluntary of involuntary) of FREYR Delaware, the holders of Common Stock will be entitled to receive the assets and funds of FREYR Delaware available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any preferred stock of FREYR Delaware that at the time may be outstanding.
Preferred Stock
FREYR Delaware’s Amended and Restated Certificate of Incorporation will expressly authorize FREYR Delaware’s board of directors to provide for the issuance of all or any preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of FREYR Delaware; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of FREYR Delaware at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of preferred stock may have the effect of diluting the earnings per share and book value per share of Common Stock. In addition, the FREYR Delaware board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock.
There are no current agreements or understandings with respect to the issuance of preferred stock and no present intention to issue any shares of preferred stock.
Registration Rights
On July 7, 2021, FREYR, FREYR Legacy, the Major Shareholders and the Purchaser Representative entered into a Registration Rights Agreement pursuant to which FREYR agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain FREYR Ordinary Shares and other equity securities of FREYR that are held by the parties thereto from time to time. Under the terms of the Registration Rights Agreement, the Purchaser Representative and the Major Shareholders and Shareholder Representative can demand that FREYR register registrable securities under certain circumstances and have piggyback registration rights for these securities in connection with certain registrations of securities that FREYR undertakes.
As a result of the Redomiciliation and in accordance with Luxembourg law governing the terms of the Merger, FREYR Delaware, as the absorbing company, was subrogated to all rights and obligations of FREYR towards third parties, including those under the Registration Rights Agreement, and FREYR Delaware will continue, as of the Effective Time, to perform the obligations of FREYR under any agreements to which the latter is a party.
Certain Anti-Takeover Measures
Certain provisions of the FREYR Delaware governing documents and the Delaware General Corporation Law (the “DGCL”) could have the effect of delaying, deferring or discouraging another party from acquiring FREYR Delaware. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the FREYR Delaware board rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.
DGCL Section 203
FREYR Delaware will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:
•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned:
◦by persons who are directors and also officers; and
◦employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested stockholder.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of FREYR Delaware and any entity or person affiliated with or controlling or controlled by the entity or person.
Board Composition and Powers
The FREYR Delaware Amended and Restated Bylaws provide that any director or the entire board may be removed from office at any time, but only for cause (as such term is defined in the Amended and Restated Certificate of Incorporation), and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of FREYR Delaware entitled to vote in the election of directors. Any director serving on a committee of the board may be removed from such committee at any time by the board. The FREYR Delaware board has the power to fix the number of directors by resolution, subject to the requirements of FREYR Delaware’s governing documents that the FREYR Delaware board be not fewer than five (5) nor more than twelve (12). Vacancies on the board or any committee resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the board or such committee, may be filled only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors chosen in this manner, in the case of the board, will hold office until the next annual election and until a successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the board, will hold office until a successor is dully appointed by the board or until his earlier death, resignation, retirement, disqualification or removal.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The FREYR Delaware Amended and Restated Bylaws provide that in order for a stockholder to propose business at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of

FREYR Delaware no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than a hundred (100) days prior to the date of such annual meeting of stockholders, the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by FREYR Delaware.
The FREYR Delaware Amended and Restated Bylaws further provide that in order for a stockholder to make a nomination at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of FREYR Delaware (a) in the case of an annual meeting of stockholders, no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than a hundred (100) days prior to the date of such annual meeting of stockholders, the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by FREYR Delaware; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.
No Stockholder Action by Written Consent
The FREYR Delaware Amended and Restated Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of FREYR Delaware must be effected at a duly called annual or special meeting of stockholders of FREYR Delaware, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.
Special Meetings of Stockholders
The FREYR Delaware Amended and Restated Bylaws provide that special meetings of stockholders, for any purpose or purposes, may be called only by (i) the board of directors, (ii) the chair of the board of directors, if there be one, or (iii) a stockholder, or group of stockholders holding more than twenty percent (20%) of the total voting power of the outstanding shares of the capital stock of FREYR Delaware issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least ninety (90) days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by the notice provisions and of the Amended and Restated Bylaws.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ share thereafter devolved by operation of law. Unless FREYR Delaware consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.
Authorized but Unissued Shares
The authorized but unissued shares of FREYR Delaware Common Stock and preferred stock will be available for future issuance without any further vote or action FREYR Delaware stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of FREYR Delaware Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control over FREYR Delaware by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholder to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation.
FREYR Delaware’s Amended and Restated Certificate of Incorporation provides that the affirmative vote of at least a majority of the entire board of directors or the affirmative vote of holders of at least two thirds (2/3) of the voting power of the shares entitled to vote at an election of directors will be required to adopt, amend, alter, or repeal the bylaws. In addition, FREYR Delaware’s Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the shares entitled to vote at an election of directors will be required to amend, alter, change or repeal, or to adopt any provision as part of the Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of certain provisions of the Amended and Restated Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of FREYR Delaware’s Amended and Restated Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of FREYR Delaware or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of FREYR Delaware. These provisions are designed to reduce FREYR Delaware’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for FREYR Delaware’s shares and, as a consequence, they also may inhibit fluctuations in the market price of Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Limitation of Personal Liability of Directors/Officers
The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of FREYR Delaware directors made a party to any proceeding to FREYR Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.
Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to FREYR Delaware or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.
Forum Selection
The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws provide that unless FREYR Delaware effects an Alternative Forum Consent, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of FREYR Delaware, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of FREYR Delaware to FREYR Delaware or FREYR Delaware’s stockholders, (iii) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware arising out of or relating to any provision of the DGCL, the FREYR Delaware Amended and Restated Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against FREYR Delaware or any current or former director, officer, stockholder, employee or agent of FREYR Delaware governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.
Unless FREYR Delaware gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of FREYR Delaware will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of FREYR Delaware’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and FREYR Delaware’s Amended and Restated Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.
We recognize that the forum selection clause in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
Transfer Agent
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, except to the extent the TIA otherwise applies, and will be subject to mandatory provisions applicable to such indentures and debt securities of Luxembourg law.

DESCRIPTION OF EXISTING WARRANTS
The following is a summary of some of the terms of the FREYR Delaware Public Warrants and FREYR Delaware Private Warrants. It does not purport to be complete.
As of December 29, 2023, 14,624,894 FREYR Delaware Public Warrants and 10,000,000 FREYR Delaware Private Warrants (inclusive of FREYR Working Capital Warrants) were outstanding. Immediately prior to the Redomiciliation, the FREYR Private Warrants and FREYR Working Capital Warrants were governed by the same terms and provisions under an amended warrant agreement (as described below) and entitled the holders thereof to purchase one (1) Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the FREYR Private Warrants, and as such, we included the FREYR Working Capital Warrants as FREYR Private Warrants, and effective upon the Redomiciliation, as FREYR Delaware Private Warrants.
Effective upon the Redomiciliation, each outstanding FREYR Public and Private Warrant (inclusive of the FREYR Working Capital Warrants) became exercisable for one (1) FREYR Delaware Common Stock and FREYR Delaware assumed FREYR’s rights and obligations thereto, on the same terms as those that governed these warrants immediately prior to the Redomiciliation. Additionally, as further described below, each warrant of FREYR held by EDGE Global became exercisable for one (1) Common Stock of FREYR Delaware effective upon the Redomiciliation, on the same terms as those that currently governed these warrants immediately prior to the Redomiciliation. The second amended warrant agreement, dated December 31, 2023 by and among Alussa, FREYR and Continental Stock Transfer and Trust Company (the “Amended Warrant Agreement”), is attached to this prospectus as Exhibit 4.1. You should review the copy of the Amended Warrant Agreement for a complete description of the terms and conditions applicable to the FREYR Delaware Public Warrants and FREYR Delaware Private Warrants.
Public Warrants
Each whole FREYR Delaware Public Warrant entitles the registered holder to purchase one FREYR Delaware Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Second Closing. Pursuant to the Amended Warrant Agreement, a warrant holder may exercise its FREYR Delaware Public Warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The FREYR Delaware Public Warrants will expire five years after Second Closing, July 9, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
FREYR Delaware will not be obligated to deliver any Common Stock pursuant to the exercise of a FREYR Delaware Public Warrant and will have no obligation to settle such FREYR Delaware Public Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the FREYR Delaware Public Warrant is then effective and a prospectus relating thereto is current, subject to FREYR Delaware satisfying its obligations described below with respect to registration. No FREYR Delaware Public Warrant will be exercisable for cash or on a cashless basis, and FREYR Delaware will not be obligated to issue any shares to holders seeking to exercise their FREYR Delaware Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such FREYR Delaware Public Warrant will not be entitled to exercise such FREYR Delaware Public Warrant and such FREYR Delaware Public Warrant may have no value and expire worthless.

Once the warrants become exercisable, FREYR Delaware may redeem the outstanding warrants (excluding FREYR Delaware Private Warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and
•if, and only if, the last reported sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which FREYR Delaware sends the notice of redemption to the warrant holders.
FREYR Delaware established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the FREYR Delaware Public Warrant exercise price. If the foregoing conditions are satisfied and FREYR Delaware issues a notice of redemption of the FREYR Delaware Public Warrants, each warrant holder will be entitled to exercise his, her or its FREYR Delaware Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 FREYR Delaware Public Warrant exercise price after the redemption notice is issued. FREYR Delaware will not redeem the FREYR Delaware Public Warrants unless a registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the FREYR Delaware Public Warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period, except if the FREYR Delaware Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the FREYR Delaware Public Warrants become redeemable by FREYR Delaware, FREYR Delaware may not exercise its redemption right if the issuance of shares upon exercise of the FREYR Delaware Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.
If FREYR Delaware calls the FREYR Delaware Public Warrants for redemption as described above, FREYR Delaware’s management will have the option to require all holders that wish to exercise FREYR Delaware Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their FREYR Delaware Public Warrants on a “cashless basis,” FREYR’s management will consider, among other factors, its cash position, the number of FREYR Delaware Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of its FREYR Delaware Public Warrants. In such event, each holder would pay the exercise price by surrendering the FREYR Delaware Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants (defined in the Amended Warrant Agreement), multiplied by the excess of the “fair market value” (defined in the Amended Warrant Agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the FREYR Delaware Public Warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the Common Stock. If FREYR Delaware takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Stock to be received upon exercise of the FREYR Delaware Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a FREYR Delaware Public Warrant redemption. If FREYR’s management calls the FREYR Delaware Public Warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their FREYR Delaware Public Warrants on a cashless basis, as described in more detail below.
A holder of a FREYR Delaware Public Warrant may notify FREYR Delaware in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such FREYR Delaware Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Stock outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding Common Stock is increased by a capitalization payable in Common Stock, or by a sub-division of Common Stock or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each FREYR Delaware Public Warrant will be increased in proportion to such increase in the issued and outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a capitalization of a number of shares of Common Stock equal to the product of (i) the number of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) multiplied by (ii) one minus the quotient of (x) the price per FREYR Delaware Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of FREYR Delaware Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of issued and outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each FREYR Delaware Public Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the FREYR Delaware Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the FREYR Delaware Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of FREYR Delaware with or into another corporation (other than a consolidation or merger in which FREYR is the continuing corporation and that does not result in any reclassification or reorganization of FREYR Delaware’s issued and outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of FREYR Delaware as an entirety or substantially as an entirety in connection with which FREYR Delaware is liquidated and dissolved, the holders of the FREYR Delaware Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FREYR Delaware Public Warrants and in lieu of FREYR Delaware’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FREYR Delaware Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each FREYR Delaware Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a FREYR Delaware Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the FREYR Delaware Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the FREYR Delaware Public Warrant within thirty days following public disclosure of such transaction, the FREYR Delaware Public Warrant exercise price will be reduced as specified in the Amended Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Amended Warrant Agreement) of the FREYR Delaware Public Warrant.

The FREYR Delaware Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of FREYR Delaware Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their FREYR Delaware Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the FREYR Delaware Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
The Amended Warrant Agreement provides that the terms of the FREYR Delaware Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of FREYR Delaware Public Warrants.
Private Warrants and Working Capital Warrants
The FREYR Delaware Private Warrants (inclusive of FREYR Delaware Working Capital Warrants), including the Common Stock issuable upon exercise of the FREYR Delaware Private Warrants, were not transferable, assignable or salable until 30 days after Second Closing (except, among other limited exceptions to Alussa’s officers and directors and other persons or entities affiliated with the Sponsor) and they were not redeemable by FREYR and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the FREYR Private Warrants have terms and provisions that are identical to those of the FREYR Delaware Public Warrants. If the FREYR Delaware Private Warrants are held by holders other than the Sponsor or their permitted transferees, the FREYR Delaware Private Warrants will be redeemable by FREYR Delaware and exercisable by the holders on the same basis as FREYR Delaware Public Warrants.
If holders of the FREYR Delaware Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants (defined in the Amended Warrant Agreement), multiplied by the excess of the “fair market value” (defined in the Amended Warrant Agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
EDGE Global Warrants
Prior to the Business Combination, EDGE Global was granted two series of warrants (the “FREYR EDGE Warrants”) exercisable for shares of FREYR AS. The first series, 8,315,902 warrants exercisable until May 15, 2024 at an exercise price of NOK 1.44 per FREYR AS share was granted July 8, 2020. The second series, 3,838,401 warrants exercisable until September 20, 2025 at an exercise price of NOK 1.85 per FREYR AS share was granted on October 6, 2020. Each FREYR EDGE Warrant conferred an entitlement to subscribe for one ordinary share of FREYR AS. These FREYR EDGE Warrants were exchanged for 2,176,081 warrants of FREYR, determined on the basis of a prescribed exchange ratio, with the exercise price of each of the 1,488,862 warrants of FREYR received in exchange for the first series of FREYR EDGE Warrants being $0.95 and the exercise price of each of the 687,219 warrants of FREYR received in exchange for the second series of FREYR EDGE Warrants being $1.22, each equal to the exercise price of the corresponding FREYR EDGE Warrant divided by a prescribed exchange ratio and converted to USD at a rate of 0.11848 USD per NOK. The terms of the warrants of FREYR issued in exchange for the FREYR EDGE Warrants were otherwise unchanged. These terms include a right for FREYR, to settle the warrants received in exchange for the FREYR EDGE Warrants by cash payment of the fair market value (which shall correspond to at least the accounting par value of the FREYR Ordinary Shares) and a right for EDGE Global to exercise the warrants received in exchange for the FREYR EDGE Warrants irrespective of any applicable vesting schedule.
Mr. Matrai, a FREYR Delaware director, and Mr. Jensen, the FREYR Delaware Executive Chairman and former FREYR CEO, are co-owners of EDGE Global. On August 22, 2022, EDGE Global completed the transfer of all 3,241,906 Ordinary Shares it held at that time equally to each of Mr. Jensen and Mr. Matrai. On November 30, 2023, EDGE Global completed the transfer of 744,431 FREYR EDGE Warrants to Mr. Matrai, with the remaining 1,431,650 warrants still held in the name of EDGE Global. Consequently, an aggregate 1,431,650 shares of FREYR Delaware Common Stock subject to warrants exercisable within 60 days of July 9, 2021 are held by EDGE Global. Upon the effectiveness of the Redomiciliation, the warrants of FREYR Delaware held by EDGE Global became exercisable for one (1) Common Stock of FREYR Delaware on the same terms as those that governed these warrants immediately prior to the Redomiciliation.
Exchange Listing
The FREYR Delaware Warrants are currently listed on the NYSE under the symbol “FREY WS.”

DESCRIPTION OF NEW WARRANTS

We may issue warrants for the purchase of our Common Stock, preferred stock or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, which may include, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, preferred stock or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the securityholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

●	the price, if any, for the subscription rights;

●	the number and terms of each Common Stock or preferred stock or debt securities which may be purchased per each subscription right;

●	the exercise price payable for each Common Stock or preferred stock or debt securities upon the exercise of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE UNITS

We may issue purchase units comprised of two or more of the securities described in this prospectus, in any combination. Each purchase unit will be issued so that the holder of the purchase unit is also the holder of each security included in the purchase unit. Thus, the holder of a purchase unit will have the rights and obligations of a holder of each included security. The purchase units or the purchase unit or other agreement, if any, under which a purchase unit is issued may provide that the securities included in the purchase unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of purchase units will describe, among other things:

●	the securities comprising the purchase units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the purchase units or of the securities comprising the purchase units; and

●	any other material provisions of the purchase units or governing unit or other agreement, if any.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up 93,639,989 shares of Common Stock and 10,000,000 FREYR Delaware Private Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and FREYR Delaware Private Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock and the FREYR Delaware Private Warrants set forth below other than through a public sale.
The following table sets forth and the accompanying footnotes are based primarily on information initially provided by the Selling Securityholders indicating our Common Stock and FREYR Delaware Private Warrants to be covered by this registration statement and eligible for sale under this prospectus and the Prior Registration Statement. A Selling Securityholder may have sold or transferred some or all of the Common Stock and FREYR Delaware Private Warrants indicated below with respect to such Selling Securityholder and may in the future sell or transfer some or all of the Common Stock and FREYR Delaware Private Warrants indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such Common Stock or FREYR Delaware Private Warrants or. For purposes of this table, we have assumed that the Selling Securityholder will have sold all of our Common Stock and FREYR Delaware Private Warrants covered by this prospectus upon the completion of the offering. The Common Stock offered by the Selling Securityholders hereunder do not include the 14,624,894 shares of Common Stock issuable upon the exercise of warrants of the Predecessor Registrant issued in connection with the Business Combination in exchange for public warrants issued as part of the units in Alussa’s initial public offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate thereof.
For purposes of the table below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. Information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares and warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares and warrants registered on its, his, her or their behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares and warrants in this offering. See “Plan of Distribution for Securities Offered by Selling Securityholders.”

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
PIPE Shares
Alpha Wolf Investments LLC	10,000	—	10,000	—	—	—	—	—
Alyeska Master Fund, L.P.	500,000	—	500,000	—	—	—	—	—
Anita Baron GST Trust	50,000	—	50,000	—	—	—	—	—
Antara Capital Master Fund LP	500,000	—	500,000	—	—	—	—	—
Arena Investors LP	1,000,000	—	1,000,000	—	—	—	—	—
Atland Edge	50,000	—	50,000	—	—	—	—	—
Atlant Opportunity	650,000	—	650,000	—	—	—	—	—
Barbara A Kantor Revocable Trust	100,000	—	100,000	—	—	—	—	—
BEMAP Master Fund Ltd	385,999	—	385,999	—	—	—	—	—
Blackstone Global Master Fund ICAV	300,000	—	300,000	—	—	—	—	—
Blackwell Partners LLC – Series A	664,433	—	664,433	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.	1,500,000	—	1,500,000	—	—	—	—	—
Covalis Capital LLP(2)	1,300,000	—	1,300,000	—	—	—	—	—
Certain entities within the D.E. Shaw Group(3)	1,000,000	—	1,000,000	—	—	—	—	—
DSAM Alpha+ Master Fund	176,666	—	176,666	—	—	—	—	—
DSAM+ Master Fund	634,667	—	634,667	—	—	—	—	—
LMA SPC – MAP 112 Segregated Portfolio	188,667	—	188,667	—	—	—	—	—
Double Black Diamond Offshore Ltd.	700,000	—	700,000	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool	59,133	—	59,133	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund – Information Technology Sub	72,304	—	72,304	—	—	—	—	—

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund	806,106	—	806,106	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund	29,029	—	29,029	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool	25,512	—	25,512	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust	2,042	—	2,042	—	—	—	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC	35,481	—	35,481	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced Fund – Information Technology Sub	542,016	—	542,016	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced K6 Fund – Information Technology Sub-portfolio	7,870	—	7,870	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	742,364	—	742,364	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	81,474	—	81,474	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	1,556	—	1,556	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund	87,919	—	87,919	—	—	—	—	—
Fidelity Select Portfolios – Select Technology Portfolio	798,747	—	798,747	—	—	—	—	—
Fidelity Select Portfolios: Select Automotive Portfolio	50,001	—	50,001	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC	9,768	—	9,768	—	—	—	—	—
Franklin Strategic Series- Franklin Natural Resources Fund(4)	138,200	—	138,200	—	—	—	—	—
Franklin Templeton Investment Funds- Franklin Natural Resources Fund(4)	261,800	—	261,800	—	—	—	—	—
Ghisallo Master Fund LP	300,000	—	300,000	—	—	—	—	—
Glazer Enhanced Fund, LP	89,773	—	89,773	—	—	—	—	—
Glazer Enhanced Offshore Fund, Ltd.	203,711	—	203,711	—	—	—	—	—
Glencore International AG	1,000,000	—	1,000,000	—	—	—	—	—
Greenlight Capital Offshore Master, Ltd.	227,100	—	227,100	—	—	—	—	—
Greenlight Capital Offshore Partners, Ltd.	367,900	—	367,900	—	—	—	—	—
Handelsbanken Fonder AB, reg no. 556418-8851, on behalf of the Investment fund Handelsbanken Hållbar Energi	—	—	—	—	—	—	—	—

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
Hedge Ventures, L.P.	100,000	—	100,000	—	—	—	—	—
Highmark Limited in respect of its Segregated Account Highmark Multi-Strategy 2	41,516	—	41,516	—	—	—	—	—
HITE Carbon Offset LP	77,700	—	77,700	—	—	—	—	—
HITE Carbon Offset, Ltd	172,100	—	172,100	—	—	—	—	—
HITE Energy LP	131,900	—	131,900	—	—	—	—	—
HITE Hedge LP	92,600	—	92,600	—	—	—	—	—
HITE Hedge Offshore Ltd.	251,900	—	251,900	—	—	—	—	—
HITE Hedge QP LP	40,000	—	40,000	—	—	—	—	—
HITE MLP LP	33,800	—	33,800	—	—	—	—	—
Integrated Core Strategies (US) LLC	1,000,000	—	1,000,000	—	—	—	—	—
Jonathan M. Pokoik 2009 Trust	50,000	—	50,000	—	—	—	—	—
Lugard Road Capital Master Fund, LP	985,065	—	985,065	—	—	—	—	—
Luxor Capital Partners Long, LP	19,644	—	19,644	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP	464,742	—	464,742	—	—	—	—	—
Luxor Capital Partners, LP	738,799	—	738,799	—	—	—	—	—
Luxor Wavefront, LP	386,318	—	386,318	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP	5,432	—	5,432	—	—	—	—	—
Musselman-Kosmos, Ltd.	200,000	—	200,000	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited	369,200	—	369,200	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund	61,600	—	61,600	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited	369,200	—	369,200	—	—	—	—	—
Omni Partners	300,000	—	300,000	—	—	—	—	—
Ospraie Partners LLC	60,000	—	60,000	—	—	—	—	—
PGIM Jennison Natural Resources Fund	640,000	—	640,000	—	—	—	—	—
Pokoik 2016 Trust	50,000	—	50,000	—	—	—	—	—
REG 2012 FAMILY TRUST, dated 12/21/12, Ronald Gottlieb and Mitchell Morris,TTES	180,000	—	180,000	—	—	—	—	—
Sachem Head LP	1,190,600	—	1,190,600	—	—	—	—	—
Sachem Head Master LP	809,400	—	809,400	—	—	—	—	—
Scorpio Holdings Limited	2,200,000	—	2,200,000	—	—	—	—	—
Seven Grand Managers, LLC(5)	150,000	—	150,000	—	—	—	—	—
Solasglas Investments, LP	105,000	—	105,000	—	—	—	—	—
Wood River, LLC	11,500,000	—	11,500,000	—	—	—	—	—

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
Suvretta Capital Management, LLC(6)	2,500,000	—	2,500,000	—	—	—	—	—
Sylebra Capital Parc Master Fund	—	—	—	—	—	—	—	—
Sylebra Capital Partners Master Fund Ltd	—	—	—	—	—	—	—	—
Thebes Offshore Master Fund, LP	400,000	—	400,000	—	—	—	—	—
TMJ & Associates LLC	2,100,000	—	2,100,000	—	—	—	—	—
Triodos Investment Management(7)	200,000	—	200,000	—	—	—	—	—
VanEck Global Hard Assets Fund	350,000	—	350,000	—	—	—	—	—
VanEck Global Natural Resources Portfolio, a series of Brighthouse Funds Trust II	665,000	—	665,000	—	—	—	—	—
VanEck VIP Global Hard Assets Fund	185,000	—	185,000	—	—	—	—	—
Variable Insurance Products Fund III: Balanced Portfolio – Information Technology Sub	79,063	—	79,063	—	—	—	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio	119,615	—	119,615	—	—	—	—	—
Private Placement Warrants, Conversion Warrants and Alussa Class B Ordinary Shares
Alussa Energy Sponsor LLC(8)(9)	11,151,357	6,964,517	11,151,357	6,964,517	—	—	—	—
Daniel Barcelo	985,310	224,999	985,310	224,999	—	—	—	—
James Musselman	1,816,799	1,035,484	1,816,799	1,035,484	—	—	—	—
John Wu	361,632	150,000	361,632	150,000	—	—	—	—
William Richard Anderson	746,960	475,000	746,960	475,000	—	—	—	—
Maurice Dijols	412,829	250,000	412,829	250,000	—	—	—	—
German Curá	224,132	—	224,132	—	—	—	—	—
Abby Badwi	45,000	25,000	45,000	25,000	—	—	—	—
Nicholas De’Ath	354,566	100,000	354,566	100,000	—	—	—	—
Mavriky Kalugin	54,783	25,000	54,783	25,000	—	—	—	—
David Manners	109,566	50,000	109,566	50,000	—	—	—	—
Railya Kruschwitz	79,566	50,000	79,566	50,000	—	—	—	—
Steffen Føreid(9)	—	—	—	—	—	—	—	—
Todd Peterson	15,000	—	15,000	—	—	—	—	—
John Maguire	10,000	—	10,000	—	—	—	—	—
William Ross Newland	10,000	—	10,000	—	—	—	—	—
Sarah James	45,000	—	45,000	—	—	—	—	—
Ilya Balabanovsky	20,000	—	20,000	—	—	—	—	—
Chi Tu Chow	255,000	200,000	255,000	200,000	—	—	—	—

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
Andrea Bevill	5,000	—	5,000	—	—	—	—	—
Molly Ockerman	5,000	—	5,000	—	—	—	—	—
Leslie Colvin	5,000	—	5,000	—	—	—	—	—
Charles Valceschini	10,000	—	10,000	—	—	—	—	—
Chris Park	15,000	—	15,000	—	—	—	—	—
Encompass Shares
Certain entities affiliated with Encompass Capital Advisors(10)	4,620,050	7,189,449	2,035,984	—	2,584,066	1.85%	7,189,449	5.15%
FREYR Battery Directors and Executive Officers(11)
Are Brautaset(9)	50,000	50,000	50,000	50,000	—	—	—	—
Einar Gudmundsson Schie Kilde(9)	244,452	50,000	244,452	50,000	—	—	—	—
Hege Marie Norheim(9)	50,000	50,000	50,000	50,000	—	—	—	—
Gery Bonduelle(9)	50,000	50,000	50,000	50,000	—	—	—	—
Jan Arve Haugan(9)	58,951	50,000	58,951	50,000	—	—	—	—
Ryuta Kawaguchi(9)	50,000	50,000	50,000	50,000	—	—	—	—
Olaug Svarva(12)	8,951	—	8,951	—	—	—	—	—
Peter Matrai(9)(13)	1,965,757	844,431	1,965,757	100,000	—	—	—	—
Tom Einar Jensen(13)	1,530,953	—	1,530,953	—	—	—	—	—
Tove Nilsen Ljungquist(9)	50,000	50,000	50,000	50,000	—	—	—	—
FREYR Legacy Shareholders with 5% or Greater of Common Stock and Warrants
ATS AS(14)	—	—	—	—	—	—	—	—
Teknovekst Invest AS(15)	7,580,446	—	7,580,446	—	—	—	—	—
EDGE Global LLC(16)	1,431,650	1,431,650	1,431,650	—	—	—	1,431,650	1.02%
Other FREYR Legacy Shareholders with more than or equal to 100,000 Shares of Common Stock
Helgeland Invest AS	2,983,966	2,983,966	2,983,966	—	—	—	2,983,966	2.14%
RANA KOMMUNE	1,193,586	—	1,193,586	—	—	—	—	—
GH HOLDING AS	895,190	—	895,190	—	—	—	—	—
HEKTOR AS	538,524	—	538,524	—	—	—	—	—
AINO AS	480,255	—	480,255	—	—	—	—	—
LINDVARD INVEST AS	446,660	—	446,660	—	—	—	—	—
STAVANGER KOMMUNE	440,195	—	440,195	—	—	—	—	—
Sumisho Metalex Corporation(17)	413,313	—	413,313	—	—	—	—	—
OCCASIONE BY OLAISEN AS	364,092	—	364,092	—	—	—	—	—
OLAV OLSEN HOLDING AS	335,964	—	335,964	—	—	—	—	—
MORTEN CARLSON AS	322,268	—	322,268	—	—	—	—	—
KIC InnoEnergy SE(18)	303,121	—	303,121	—	—	—	—	—

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
LUBELL HOLDING AS	268,557	—	268,557	—	—	—	—	—
THOR ANDERS BREVIK	236,300	—	236,300	—	—	—	—	—
TORE ANDRE MIDTTVEIT	229,873	—	229,873	—	—	—	—	—
BERGAN AS	223,797	—	223,797	—	—	—	—	—
JESPER BØRS-LIND	219,948	—	219,948	—	—	—	—	—
Kjellsea AS	211,861	—	211,861	—	—	—	—	—
DJERV HOLDING AS	205,893	—	205,893	—	—	—	—	—
NORDENFJELDSKE MANAGEMENT AS	202,909	—	202,909	—	—	—	—	—
SN SAMLEREN AS	201,670	—	201,670	—	—	—	—	—
JON HARALD SCHIE KILDE(19)	179,038	—	179,038	—	—	—	—	—
Dzulkifli David Bin Abdullah	166,785	—	166,785	—	—	—	—	—
HAUTO AS	164,118	—	164,118	—	—	—	—	—
HJELKREM INVEST AS	143,230	—	143,230	—	—	—	—	—
EVEN NYSTU	143,230	—	143,230	—	—	—	—	—
ODNE STOKKE BURHEIM	137,825	—	137,825	—	—	—	—	—
SVEA HOLDING AS	134,278	—	134,278	—	—	—	—	—
GEIR BRAATEN HAMMER	132,488	—	132,488	—	—	—	—	—
Zolen & Månen AS	128,210	—	128,210	—	—	—	—	—
VARIG NORDMØRE OG ROMSDAL	122,307	—	122,307	—	—	—	—	—
GRAFO AS	109,412	—	109,412	—	—	—	—	—
SIGRID NARMO	109,218	—	109,218	—	—	—	—	—
Other FREYR Legacy Shareholders with less than 100,000 Shares of Common Stock
Shareholders with a material relationship with FREYR Battery(20)	36,278	—	36,278	—	—	—	—	—
Shareholders with beneficial ownership of less than 100,000 shares and more than or equal to 40,000 shares(21)	656,326	—	656,326	—	—	—	—	—
Shareholders with beneficial ownership of less than 40,000 shares and more than or equal to 10,000 shares(22)	993,714	—	993,714	—	—	—	—	—
Shareholders with beneficial ownership of less than 10,000 shares and more than or equal to 5,000 shares(23)	729,646	—	729,646	—	—	—	—	—
Shareholders with beneficial ownership of less than 5,000 shares and more than or equal to 1,000 shares(24)	1,140,453	—	1,140,453	—	—	—	—	—

	Shares of				Common Stock
	Common				Beneficially		Warrants
	Stock	Warrants	Number of		Owned After the		Beneficially
	Beneficially	Beneficially	Ordinary	Number of	Offered Shares		Owned After the
	Owned	Owned	Shares	Warrants	of Common		Offered Warrants
	Prior	Prior	Being	Being	Stock are Sold		are Sold
Name of Selling Securityholder	to Offering†	to Offering†	Offered†	Offered†	Number	Percent(1)	Number	Percent(1)
Shareholders with beneficial ownership of less than 1,000 shares(25)	825,415	—	825,415	—	—	—	—	—
Total Shares	96,224,055	22,349,496	93,639,989	10,000,000	2,584,066	1.85%	11,605,065	8.31%

†
Common Stock and warrants offered and beneficially owned are based primarily on information initially provided by the Selling Securityholders indicating the Common Stock and warrants to be covered by this registration statement and eligible for sale under this prospectus and the Prior Registration Statement. A Selling Securityholder may have sold or transferred some or all of the Common Stock and warrants set forth in the table and accompanying footnotes, and consequently the Common Stock and warrants indicated to be offered may exceed the number of shares of Common Stock and warrants to be sold by the Selling Securityholders.

(1)
The percentage of beneficial ownership before this offering is calculated based on 139,705,234 shares of Common Stock outstanding, as of January 3, 2024. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Comprising (i) 935,732 shares beneficially held by Covalis Capital Master Fund Ltd and (ii) 364,268 shares beneficially held by Covalis Capital Enhanced Master Fund Ltd. Covalis Capital LLP is an investment manager of both Covalis Capital Master Fund Ltd and Covalis Capital Enhanced Master Fund Ltd. The business address of Covalis Capital LLP is 5th Floor 52 Conduit Street, London, England, W1S 2XY.

(3)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. D. E. Shaw Valence Portfolios, L.L.C. (“Valence”) directly owns 750,000 securities (“Valence Shares”) and has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Valence Shares. D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) directly owns 250,000 securities (“Oculus Shares”) and has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Oculus Shares.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Valence Shares and Oculus Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of FREYR Battery directly, and each such entity disclaims beneficial ownership of the Valence Shares and the Oculus Shares.

David E. Shaw does not own any shares of FREYR Battery directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Valence Shares and the Oculus Shares. David E. Shaw disclaims beneficial ownership of the Valence Shares and the Oculus Shares.

Valence and Oculus may be deemed affiliates of D. E. Shaw Securities, L.L.C., a registered broker-dealer, which will not be involved in the offering or distribution of the securities registered pursuant to this prospectus.

(4)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. The shares beneficially owned and offered hereby include 261,800 shares of Common Stock held by Franklin Templeton Investment Funds — Franklin Natural Resources Fund and 138,200 shares of Common Stock held by Franklin Strategic Series — Franklin Natural Resources Fund. Franklin Advisers, Inc. (“FAV”) is the investment manager for the funds listed above. FAV is an indirect wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc. (“FRI”), and may be deemed to be the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to such funds and accounts pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The address of the Franklin Funds is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, California 94403.

(5)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Seven Grand Managers, LLC is the investment manager of Boothbay Absolute Return Strategies, LP, Boothbay Diversified Alpha Master Fund, LP and Seven Grand Partners LLC (collectively, the “Seven Grand Securityholders”). Chris Fahy may be deemed to have investment discretion and voting power over Common Stock held by the Seven Grand Securityholders. The business address of Seven Grand Managers, LLC is 81 Pondfield Road, Suite C302 Bronxville, NY 10708.

(6)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Comprising (i) 2,481,000 shares beneficially held by Suvretta Master Fund, Ltd. and (ii) 19,000 shares beneficially held by Suvretta Long Master Fund, Ltd. Suvretta Capital Management, LLC is the investment manager of both Suvretta Master Fund, Ltd. and Suvretta Long Master Fund, Ltd. Aaron Cowen as control person of Suvretta Capital Management, LLC may share dispositive and voting power over the shares held by the each Suvretta Master Fund, Ltd. and Suvretta Long Master Fund, Ltd. The business address of the Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(7)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Triodos Investment Management B.V. is the management company, distributor and investment manager of SICAV I and all its sub-funds. Triodos Pioneer Impact Fund, which holds 200,000 shares of Common Stock, is a sub-fund of SICAV I. The business address of Triodos Investment Management B.V. is Hoofdstraat 10, Driebergen-Rijsenburg, PO Box 55, 3700 AB Zeist, The Netherlands.

(8)
Includes 4,186,840 FREYR shares of Common Stock and 6,964,517 shares of Common Stock subject to warrants, which are exercisable 30 days following the Closing of the Business Combination. William Richard Anderson may be deemed to beneficially own shares held by the Alussa Energy Sponsor LLC (the “Sponsor”) by virtue of his control over the Sponsor, as its managing member. Mr. Anderson disclaims beneficial ownership of the Common Stock held by the Sponsor other than to the extent of his pecuniary interest in such shares.

(9)
Following the Second Closing, the Sponsor transferred 100,000 FREYR Private Warrants to Peter Matrai, a member of the board of directors of FREYR, and 50,000 FREYR Private Warrants to each of Jan Arve Haugan, Steffen Føreid, Ryuta Kawaguchi, Gery Bonduelle, Einar Kilde, Tove Ljungquist, Are Brautaset and Hege Norheim, each current or previous members of management of FREYR.

(10)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Securities offered hereby include (i) 573,460 shares of Common Stock held by BEMAP Master Fund Ltd.; 225,959 shares of Common Stock held by Encompass Capital E L Master Fund L.P.; (iii) 1,215,081 shares of Common Stock held by Encompass Capital Master Fund LP; and (iv) 21,484 shares of Common Stock held by Morgan Stanley & Co. (f/b/o Encompass Capital Advisors LLC). Securities beneficially owned by entities affiliated with Encompass Capital Advisors also include (i) 1,045,618 shares of Common Stock held by Encompass Capital Master Fund LP, 715,206 shares of Common Stock held by Encompass Capital E L Master Fund L.P., 135,214 shares of Common Stock held by BEMAP Master Fund Ltd., 488,063 shares of Common Stock held by Blackstone CSP-MST FMAP Fund, 199,965 shares of Common Stock held by GCM Grosvenor Equity Opportunities Master Fund, L.P. and (ii) 2,857,285 public warrants held by Encompass Capital Master Fund LP, 2,596,510 public warrants held by Encompass Capital E L Master Fund L.P., 776,978 public warrants held by BEMAP Master Fund Ltd., 681,865 public warrants held by Blackstone CSP-MST FMAP Fund and 276,811 public warrants held by GCM Grosvenor Equity Opportunities Master Fund, L.P., in each case that are exercisable within 60 days. Encompass Capital Advisors LLC is the subadvisor of BEMAP Master Fund Ltd., Blackstone CSP-MST FMAP Fund and GCM Grosvenor Equity Opportunities Master Fund, L.P. and the investment manager of Encompass Capital E L Master Fund L.P. and Encompass Capital Master Fund LP. Encompass Capital Advisors LLC and Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities held by the Encompass entities listed above. The address of the above entities is c/o Encompass Capital Advisors LLC, 200 Park Avenue, 11th Floor, New York, NY 10166.

(11)	Unless otherwise noted, the business address of each director and officer is Nytorget 1, 8622 Mo I Rana, Norway.

(12)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Includes 8,951 shares of Common Stock held by Primecon AS. Ms. Svarva and her husband, Jan Helgebostad, are co-owners of Primecon AS. Each of Ms. Svarva and Mr. Helgebostad disclaim beneficial ownership of the shares held by Primecon AS except to the extent of her or his pecuniary interest therein. The address of Primecon AS is Sollerudveien 36, 0283 Oslo.

(13)
Does not include 1,431,650 shares of Common Stock subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. See footnote 9 for more details.

On August 22, 2022, EDGE Global completed the transfer of all 3,241,906 Ordinary Shares it held at that time equally to each of Mr. Jensen and Mr. Matrai.

On November 30, 2023, EDGE Global completed the transfer of 744,431 FREYR EDGE Warrants to Mr. Matrai, with the remaining 1,431,650 warrants still held in the name of EDGE Global.

(14)
Mr. Sjøtveit and his wife are co-owners and Mr. Sjøtveit is a member and his wife is the chair of the board of directors of ATS Next AS. ATS AS is a wholly-owned subsidiary of ATS Next AS. Mr. Sjøtveit disclaims beneficial ownership of the shares held by ATS AS except to the extent of his pecuniary interest therein. The business address of ATS AS is Kleivveien 19 B, 1356, Bekkestua, Norway. On November 23, 2023, ATS AS sold all of its ownership interests in FREYR.

(15)	Teknovekst Invest AS is a wholly owned subsidiary of Teknovekst AS with Mr. Slettemoen being the sole board member. Mr. Slettemoen is the sole owner and board member of Teknovekst AS, and has the power to direct the vote and disposition of securities held by Teknovekst Invest AS. Mr. Slettemoen was a co-founder of FREYR AS. The business address of each of the entities and Mr. Slettemoen is Statsråd Ihlens vei 13, 2010, Strømmen, Norway.
(16)
Includes 1,431,650 shares of Common Stock subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA 19106.

On August 22, 2022, EDGE Global completed the transfer of all 3,241,906 Ordinary Shares it held at that time equally to each of Mr. Jensen and Mr. Matrai.

On November 30, 2023, EDGE Global completed the transfer of 744,431 FREYR EDGE Warrants to Mr. Matrai, with the remaining 1,431,650 warrants still held in the name of EDGE Global.

(17)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Includes 413,313 shares of Common Stock subject to warrants, which are exercisable within 60 days of July 9, 2021 held by Sumisho Metalex Corporation (“Metalex”). Metalex and FREYR Battery signed a Services Agreement whereby Metalex will support FREYR Battery in identifying and qualifying potential Japanese battery cell technology providers.

(18)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. In June 2019 KIC InnoEnery SE entered into an agreement to invest 7.25 million Euro in FREYR Legacy and to co-develop an in-licensing framework with FREYR Legacy. In November 2020, the parties agreed to terminate the agreement and reduce the amount invested by KIC InnoEnergy SE to 1.23 million Euro.

(19)	Mr. Kilde is the brother of Einar Gudmundsson Schie Kilde, FREYR’s Executive Vice President, Project Execution.
(20)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Represents the holdings of 13 current and former FREYR Battery employees and 5 people who are family members of current and former FREYR Battery employees, which in the aggregate account for less than 1% of outstanding FREYR Legacy Ordinary Shares.

(21)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Represents the holdings of 10 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Delaware Common Stock.

(22)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Represents the holdings of 52 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Delaware Common Stock.

(23)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Represents the holdings of 103 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Delaware Common Stock.

(24)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Represents the holdings of 565 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Delaware Common Stock.

(25)
Based on the information contained in the Registrant Statement on Form S-3 filed by the Predecessor Registrant on September 1, 2022. Represents the holdings of 3,140 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Delaware Common Stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of FREYR Delaware Common Stock or warrants (which are sometimes referred to as our “securities”). This summary is based on the Code, Treasury regulations promulgated thereunder, rulings and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change and differing interpretations, possibly with retroactive effect. This summary addresses tax considerations only for Company security holders that hold their securities as a “capital asset” as defined in the Code (generally, property held for investment). Moreover, this summary is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of common stock entitled to vote;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons whose functional currency is not the U.S. dollar; and

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Company securities being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code).

This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds FREYR Delaware Common Stock or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any FREYR Delaware Common Stock or warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding or disposing of FREYR Delaware Common Stock or warrants.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.
 U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, a “U.S. Holder” is a beneficial owner of FREYR Delaware Common Stock or warrants that, for U.S. federal income tax purposes, is or is treated as:

●	a citizen or individual citizen of the United States,

●
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
Distributions on Our Common Stock

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of our Common Stock. Any remaining excess generally will be treated as gain realized on the sale or other disposition of such shares of Common Stock and will be treated as described under “—U.S. Holders — Gain or Loss on Sale, Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case, which is taxable to such U.S. Holder as described above under “—U.S. Holders — Distributions on Our Common Stock.” Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us (taxed as described above under “—U.S. Holders — Distributions on Our Common Stock”) equal to the fair market value of such increased interest.
Gain or Loss on Sale, Exchange or Other Taxable Disposition of Our Common Stock and Warrants
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of shares of our Common Stock and warrants which, in general, would include a redemption of warrants that is treated as a sale of such securities as described below. The amount of gain or loss recognized by a U.S. Holder on such disposition will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in such shares of our Common Stock or warrants. A U.S. Holder’s adjusted tax basis in its shares of our Common Stock or warrants will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. See “—U.S. Holders —Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in a share of our Common Stock acquired pursuant to a warrant.
Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for its shares of our Common Stock or warrants exceeds one year. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.
Exercise, Lapse or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a warrant. A U.S. Holder’s tax basis in the share of our Common Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received generally would equal the holder’s tax basis in the warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the Common Stock would include the holding period of the warrant.
If a cashless exercise is treated as a taxable exchange, a U.S. Holder may be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the shares of Common Stock received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for such shares of Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash pursuant to the redemption provisions described in this prospectus or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—U.S. Holders — Gain or Loss on Sale, Exchange or Other Taxable Disposition of Our Common Stock and Warrants.”
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.
Distributions on Our Common Stock
Distributions on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Dividends received by a Non-U.S. Holder with respect to our Common Stock will generally be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless such dividends are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) and the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN, W-8BEN-E or applicable successor form). Distributions that exceed the Company’s current or accumulated earnings and profits will reduce the Non-U.S. Holder’s adjusted basis in its Common Stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below.
Non-U.S. Holders should expect that the gross amount of any distributions with respect to our Common Stock will generally be subject to U.S. withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case, which is taxable to such Non-U.S. Holders as described above under “—Non-U.S. Holders — Distributions on Our Common Stock.” A Non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Gain or Loss on Sale, Exchange or Other Taxable Disposition of Our Common Stock and Warrants
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or warrants, unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain, which may be offset by U.S. source capital losses in certain circumstances, will generally be subject to U.S. federal income tax at a rate of 30%; or
•the Company is, or at any point during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period has been, a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and, if our Common Stock is “regularly traded on an established securities market,” the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding Common Stock, in which case the gain will generally be subject to tax on a net income basis as gain that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States as described in the first bullet above.
The Company believes it is not and has not been a USRPHC at any point during the past five years, and it does not anticipate that it will become a USRPHC in the foreseeable future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.
Exercise, Lapse or Redemption of a Warrant
The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a Non-U.S. Holder’s warrant will generally correspond to the characterization described above under “—U.S. Holders — Exercise, Lapse or Redemption of a Warrant,” although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be similar to those described above in “—Non-U.S. Holders — Gain or Loss on Sale, Exchange or Other Taxable Disposition of Our Common Stock and Warrants.”
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on payments of dividends in respect of our Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds our Common Stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our Common Stock.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We are registering Common Stock, preferred stock, subscription rights, debt securities, purchase units and warrants with an aggregate offering price of up to $500,000,000, to be sold by us under a shelf registration process. We are also registering the issuance by us of up to 14,624,894 shares of Common Stock issuable upon the exercise of the FREYR Delaware Public Warrants and 10,000,000 shares of Common Stock issuable upon the exercise of FREYR Delaware Private Warrants, each of which shares of Common Stock were previously registered as FREYR Ordinary Shares in the Predecessor Registrant’s S-4 Registration Statement and the Prior Registration Statement. We will receive up to an aggregate of approximately $283,186,281 from the exercise of the FREYR Delaware Public Warrants and FREYR Delaware Private Warrants, assuming the exercise in full of all of such FREYR Delaware Warrants for cash.

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters for resale to purchasers;

●	through dealers to purchasers;

●	through agents to purchasers;

●	directly to one or more purchasers; or

●	through a combination of these methods of sale.

In addition, we may issue the securities as a dividend to our existing securityholders, subject to applicable Delaware law provisions.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.
These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including NYSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●
block trades in which the broker-dealer will attempt to sell the Common Stock or FREYR Delaware Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to one or more purchasers;

●	through agents;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the securities is made, a prospectus supplement will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or any related free writing prospectus so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or any related free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment) and/or any related free writing prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement and/or any related free writing prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement and/or any related free writing prospectus may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

All securities we may offer, other than Common Stock, will be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement and/or any related free writing prospectus.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement and/or any related free writing prospectus relating to each offer.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY SELLING SECURITYHOLDERS

On behalf of the Selling Securityholders, we are registering 93,639,989 shares of Common Stock and 10,000,000 warrants to permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the securities offered by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We are paying certain expenses (other than commissions and discounts of underwriters, brokers, dealers or agents) incidental to the offering and sale of the securities covered by this prospectus by the Selling Securityholders to the public. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.

Once issued, as applicable and upon effectiveness of the registration statement of which this prospectus forms a part, the Securities offered by this prospectus may be sold from time to time to purchasers:

●	directly by the selling securityholders, or

●
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including NYSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●
block trades in which the broker-dealer will attempt to sell the Common Stock or FREYR Delaware Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such Common Stock or FREYR Delaware Warrants at a stipulated price per share or warrant;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the securities is made, a prospectus supplement will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement and/or any related free writing prospectus may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement and/or any related free writing prospectus.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement and/or any related free writing prospectus relating to each offer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed.
This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some of our Common Stock or FREYR Delaware Warrants owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Common Stock or FREYR Delaware Warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer Common Stock or FREYR Delaware Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
With respect to those securities being registered pursuant to the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the Selling Securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the securities against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Exercise of Warrants
A holder of FREYR Delaware Public Warrants and FREYR Delaware Private Warrants may exercise such FREYR Delaware Warrants in accordance with the Amended Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such FREYR Delaware Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Amended Warrant Agreement.
For additional information regarding the exercise of terms of the FREYR Delaware Public Warrants and FREYR Private Warrants, as well as any other warrants that may be issued pursuant to this prospectus, see the section titled “Description of Existing Warrants.”

LEGAL MATTERS

The legality of the Common Stock, preferred stock, FREYR Delaware Warrants, additional warrants issued under this Registration Statement, rights, purchase units, and debt securities offered hereby under New York law have been passed upon for FREYR Delaware by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.freyrbattery.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023;

●
The description of FREYR Delaware’s Common Stock and warrants contained in the Company’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 (File No. 333-274434), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

●
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 15, 2023, for the quarter ended June 30, 2023 filed on August 10, 2023 and for the quarter ended September 30, 2023 filed on November 9, 2023;

●
Current Reports on Form 8-K, Form 8-K/A and Form 8-K 12B, as applicable, filed with the SEC on January 10, 2023, February 27, 2023, March 15, 2023, March 16, 2023, May 15, 2023, May 23, 2023, June 20, 2023, June 26, 2023, July 14, 2023, August 10, 2023, September 11, 2023, October 5, 2023, October 18, 2023, November 6, 2023, November 9, 2023, November 15, 2023, November 27, 2023, December 7, 2023, and December 18, 2023 and January 2, 2024.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement), other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (678) 632-3112, or by sending a written request to FREYR Battery, Inc., 6&8 East Court Square, Suite 300, Newnan, Georgia 30263, Attention: Jeffery Spittel. Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fees	$	*
FINRA filing fees	$	**
Transfer agent, trustee and registrar fees	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Financial printing and miscellaneous expenses	$	**
Blue Sky fees and expenses	$	**
Total	$	**

*
No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form S-3 by the Predecessor Registrant on September 1, 2022.

**	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

FREYR Delaware is subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Amended and Restated Certificate of Incorporation, which became effective upon consummation of the Redomiciliation, provides that no Director of FREYR Delaware will be personally liable to FREYR Delaware or its stockholders for monetary damages for any breach of fiduciary duty as a director of FREYR Delaware. In addition, the Amended and Restated Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of FREYR Delaware shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Amended and Restated Certificate of Incorporation further provides that any repeal or modification of such article will not adversely affect any right or protection of a director of FREYR Delaware existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification.
The Amended and Restated Bylaws provide that FREYR Delaware will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of FREYR Delaware), by reason of the fact that such person is or was a director or officer of FREYR Delaware, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of FREYR Delaware serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FREYR Delaware, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.
FREYR Delaware will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of FREYR Delaware to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of FREYR Delaware, as the latter term is defined in Section 16 of the Exchange Act, or is or was a director or officer of FREYR Delaware serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FREYR Delaware; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to FREYR Delaware unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Expenses (including attorneys’ fees) incurred by a director or officer of FREYR Delaware in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by FREYR Delaware in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by FREYR Delaware. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as FREYR Delaware deems appropriate.
In connection with the Redomiciliation, FREYR Delaware will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that FREYR Delaware will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and bylaws.
In the future, FREYR Delaware may also maintain a general liability insurance policy, which is expected to cover certain liabilities of directors and officers of FREYR Delaware arising out of claims based on acts or omissions in their capacities as directors or officers.
As permitted by Section 102(b)(7) of the DGCL, FREYR Delaware’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to FREYR Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement(a)
2.1
Business Combination Agreement, dated as of January 29, 2021, by and among Alussa, FREYR Legacy, the Sponsor, FREYR Battery, Norway Merger Sub 1, Norway Merger Sub 2, Cayman Merger Sub, the Shareholder Representative and the Major Shareholders (incorporated by reference to Exhibit 2.1 to FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021)

2.2
Merger Agreement and Plan of Merger, by and between FREYR Battery and FREYR Battery, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on October 13, 2023)

2.3
Common Draft Terms of Cross-Border Merger (projet commun de fusion transfrontalière), dated as of September 29, 2023, by and between FREYR Battery and FREYR Battery, Inc (incorporated by reference to Exhibit 2.1 to FREYR Battery’s Current Report on Form 8-K filed with the SEC on October 5, 2023)

3.1
Amended and Restated Certificate of Incorporation of FREYR Battery, Inc. (incorporated by reference to Exhibit 3.1 to FREYR Battery Inc.’s Current Report on Form 8-K12B filed with the SEC on January 2, 2024)

3.2	Amended and Restated Bylaws of FREYR Battery, Inc. (incorporated by reference to Exhibit 3.2 to FREYR Battery Inc.’s Current Report on Form 8-K12B filed with the SEC on January 2, 2024)
4.1	Form of Indenture for debt securities between the registrant and the trustee to be named therein(b)
4.2	Form of Debt Security(a)
4.3	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Stock issued hereunder(a)
4.4
Form of Warrant Agreement between Alussa, FREYR Battery and Continental Stock Transfer & Trust Company (including form of warrant certificate) (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-4/A filed on May 27, 2021)

4.5	Form of Registration Rights Agreement (incorporated by reference to Annex F of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021)
4.6
Amended Warrant Agreement, dated as of December 31, 2023, by and among Alussa, FREYR Battery, FREYR Battery, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Current Report on Form 8-K filed with the SEC on January 2, 2024)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP(b)
23.1	Consent of PricewaterhouseCoopers AS(b)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.1) (b)
24.1	Power of Attorney (incorporated by reference to the signature page hereto) (b)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended(a)

(a)	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

(b)	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes:

(1)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(3)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on January 4, 2024.

FREYR Battery, Inc.

By:	/s/ Oscar K. Brown
Name:	Oscar K. Brown
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Birger K. Steen and Oscar K. Brown and each or any one of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or them and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Birger K. Steen	Chief Executive Officer	January 4, 2024
Birger K. Steen	(Principal executive officer)

/s/ Oscar K. Brown	Chief Financial Officer	January 4, 2024
Oscar K. Brown	(Principal financial officer)

/s/ Lori A. Papp	Chief Accounting Officer	January 4, 2024
Lori A. Papp	(Principal accounting officer)

/s/ Tom Einar Jensen	Executive Chairman	January 4, 2024
Tom Einar Jensen

/s/ Daniel Barcelo	Director	January 4, 2024
Daniel Barcelo

/s/ Mimi Berdal	Director	January 4, 2024
Mimi Berdal

/s/ Jason Forcier	Director	January 4, 2024
Jason Forcier

/s/ Peter Matrai	Director	January 4, 2024
Peter Matrai

/s/ Birger K. Steen	Director	January 4, 2024
Birger K. Steen

/s/ Daniel Steingart	Director	January 4, 2024
Daniel Steingart

/s/ Jessica Wirth Strine	Director	January 4, 2024
Jessica Wirth Strine